January 29, 2025	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FISCAL FIRST QUARTER OF
2025 RESULTS

•Record quarterly net revenues of $3.54 billion, up 17% over the prior year’s fiscal first quarter and 2% over the preceding quarter
•Quarterly net income available to common shareholders of $599 million, or $2.86 per diluted share; quarterly adjusted net income available to common shareholders of $614 million(1), or $2.93 per diluted share(1)
•Client assets under administration of $1.56 trillion and record quarter-end Private Client Group assets in fee-based accounts of $876.6 billion, up 14% and 17%, respectively, over December 2023
•Domestic Private Client Group net new assets(2) of $14.0 billion for the fiscal first quarter, annualized growth from beginning of period assets of 4.0%
•Total clients’ domestic cash sweep and Enhanced Savings Program (“ESP”) balances of $59.7 billion, up 3% compared to both December 2023 and September 2024
•Increased quarterly cash dividend on common shares 11% to $0.50 per share and authorized common stock repurchases of up to $1.5 billion

ST. PETERSBURG, Fla – Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $3.54 billion and net income available to common shareholders of $599 million, or $2.86 per diluted share, for the fiscal first quarter ended December 31, 2024. Excluding $20 million of expenses related to acquisitions, quarterly adjusted net income available to common shareholders was $614 million(1), or $2.93 per diluted share(1).

Compared to the prior-year quarter, record quarterly net revenues increased 17% and net income available to common shareholders increased 21% primarily driven by higher asset management and related administrative fees and investment banking revenues. Sequentially, quarterly net revenues increased 2% primarily driven by higher asset management and related administrative fees partially offset by lower affordable housing investments business revenues. Quarterly net income available to common shareholders nearly matched the record level from the preceding quarter. For the fiscal first quarter, annualized return on common equity and annualized adjusted return on tangible common equity were 20.4% and 24.6%(1), respectively.

“Fiscal 2025 started strong with year-over-year revenue growth of 17% and net income growth of 21% in the fiscal first quarter, driven by record asset management and related administrative fees and robust investment banking revenues,” said Chair and CEO Paul Reilly. “Despite some seasonal headwinds, we are optimistic entering the fiscal second quarter with strong client asset levels, solid loan growth and healthy activity levels for both financial advisor recruiting and investment banking.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results
Private Client Group

•Record quarterly net revenues of $2.55 billion, up 14% over the prior year’s fiscal first quarter and 3% over the preceding quarter
•Quarterly pre-tax income of $462 million, up 5% over the prior year’s fiscal first quarter and slightly higher than the preceding quarter
•Private Client Group assets under administration of $1.49 trillion, up 14% over December 2023 and down 1% compared to September 2024
•Record quarter-end Private Client Group assets in fee-based accounts of $876.6 billion, up 17% over December 2023 and up slightly over September 2024
•Domestic Private Client Group net new assets(2) of $14.0 billion for the fiscal first quarter, or annualized growth from beginning of period assets of 4.0%
•Total clients’ domestic cash sweep and ESP balances of $59.7 billion, up 3% over both the prior year’s fiscal first quarter and the preceding quarter

Record quarterly net revenues grew 14% year-over-year and 3% sequentially primarily driven by higher asset management and related administrative fees.

“The Private Client Group achieved record revenues in the fiscal first quarter largely driven by client asset growth over the prior-year quarter,” said Reilly. “Our client-first values, multiple affiliation model, and robust technology capabilities continue to support strong retention and fuel the strength and quality of the recruiting pipeline. In the fiscal quarter, we generated domestic net new assets of $14.0 billion(2), an annualized growth rate of 4.0%, a solid result despite the impact of the previously-announced departure of one large independent branch on the end-of-period asset levels.”

Capital Markets

•Quarterly net revenues of $480 million, up 42% over the prior year’s fiscal first quarter and down 1% compared to the preceding quarter
•Quarterly investment banking revenues of $317 million, up 86% over the prior year’s fiscal first quarter and 4% over the preceding quarter
•Quarterly pre-tax income of $74 million, up $71 million over the prior year’s fiscal first quarter and down $21 million compared to the preceding quarter

Quarterly net revenues grew 42% year-over-year primarily driven by robust investment banking growth. Sequentially, quarterly net revenues declined 1% mostly due to seasonally lower affordable housing investments business revenues. M&A and advisory revenues of $226 million grew 92% over the prior year’s fiscal first quarter and 10% over the preceding quarter.

“The robust M&A results this quarter reflect a second consecutive quarter of realization of the pipeline and the investments we’ve made in our platform and people over the years,” said Reilly. “We remain optimistic for the rest of the fiscal year as the market environment is more conducive to transaction closings and our platform and capabilities are well positioned.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•Record quarterly net revenues of $294 million, up 25% over the prior year’s fiscal first quarter and 7% over the preceding quarter
•Record quarterly pre-tax income of $125 million, up 34% over the prior year’s fiscal first quarter and 8% over the preceding quarter
•Financial assets under management of $243.9 billion, up 13% over December 2023 and just under the September 2024 levels

The increase in quarterly net revenues and pre-tax income over the prior year’s fiscal first quarter is largely attributable to higher financial assets under management due to higher equity markets and net inflows into fee-based accounts in the Private Client Group.

Bank

•Quarterly net revenues of $425 million, down 4% compared to the prior year’s fiscal first quarter and 2% compared to the preceding quarter
•Quarterly pre-tax income of $118 million, up 28% over the prior year’s fiscal first quarter and 20% over the preceding quarter
•Record net loans of $47.2 billion, up 7% over December 2023 and 3% over September 2024
•Bank segment net interest margin (“NIM”) of 2.60% for the quarter, down 14 basis points compared to the prior year’s fiscal first quarter and 2 basis points compared to the preceding quarter
•Bank loan provision for credit losses was nominal in the fiscal first quarter, $12 million lower than the prior year’s fiscal first quarter and $22 million lower than the preceding quarter

Quarterly pre-tax income increased 20% over the preceding quarter predominantly driven by a lower bank loan provision for credit losses, which offset a decline in net revenues. Net loans grew over the prior year’s fiscal first quarter and preceding quarter largely driven by continued growth of securities-based loans and residential mortgages.

The credit quality of the loan portfolio remains solid. Criticized loans as a percent of total loans held for investment ended the quarter at 1.26%, down from 1.47% in the preceding quarter. Bank loan allowance for credit losses as a percent of total loans held for investment was 0.95%, and bank loan allowance for credit losses on corporate loans as a percent of corporate loans held for investment was 1.93%.

Other

The effective tax rate was 19.9% for the quarter, reflecting a tax benefit recognized for share-based compensation that vested during the quarter.

In December, the Board of Directors increased the quarterly cash dividend on common shares 11% to $0.50 per share and authorized common stock repurchases of up to $1.5 billion, replacing the previous authorization. During the fiscal first quarter, the firm repurchased 310 thousand shares of common stock for $50 million at an average price of $161 per share. As of January 24, 2025, approximately $1.45 billion remained available under the Board’s approved common stock repurchase authorization. At the end of the quarter, the total capital ratio was 25.0%(3) and the tier 1 leverage ratio was 13.0%(3), both well above regulatory requirements.

A conference call to discuss the results will take place today, Wednesday, January 29, at 5:00 p.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. An audio replay of the call will be available at the same location until April 29, 2025. For a listen-only connection to the conference call, please dial: 888-596-4144 (conference code: 3778589).

Please refer to the footnotes at the end of this press release for additional information.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. Total client assets are $1.56 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions (including changes in interest rates and inflation), demand for and pricing of our products (including cash sweep and deposit offerings), anticipated timing and benefits of our acquisitions, and our level of success integrating acquired businesses, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal First Quarter of 2025	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Net revenues	$3,537	$3,013	$3,462	17%	2%
Pre-tax income	$749	$630	$760	19%	(1)%
Net income available to common shareholders	$599	$497	$601	21%	—%

Earnings per common share: (4)
Basic	$2.94	$2.38	$2.93	24%	—%
Diluted	$2.86	$2.32	$2.86	23%	—%

Non-GAAP measures: (1)
Adjusted pre-tax income	$769	$653	$785	18%	(2)%
Adjusted net income available to common shareholders	$614	$514	$621	19%	(1)%
Adjusted earnings per common share – basic (4)	$3.01	$2.46	$3.03	22%	(1)%
Adjusted earnings per common share – diluted (4)	$2.93	$2.40	$2.95	22%	(1)%

Other selected financial highlights	Three months ended
	December 31, 2024	December 31, 2023	September 30, 2024
Return on common equity (5)	20.4%	19.1%	21.2%
Adjusted return on common equity (1) (5)	20.9%	19.7%	21.9%
Adjusted return on tangible common equity (1) (5)	24.6%	23.8%	25.8%
Pre-tax margin (6)	21.2%	20.9%	22.0%
Adjusted pre-tax margin (1) (6)	21.7%	21.7%	22.7%
Total compensation ratio (7)	64.2%	63.8%	62.4%
Adjusted total compensation ratio (1) (7)	64.0%	63.4%	62.1%
Effective tax rate	19.9%	21.0%	20.8%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2025

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Revenues:
Asset management and related administrative fees	$1,743	$1,407	$1,662	24%	5%
Brokerage revenues:
Securities commissions	440	383	438	15%	—%
Principal transactions	119	139	123	(14)%	(3)%
Total brokerage revenues	559	522	561	7%	—%
Account and service fees	342	319	332	7%	3%
Investment banking	325	181	315	80%	3%
Interest income	1,027	1,053	1,073	(2)%	(4)%
Other	39	38	60	3%	(35)%
Total revenues	4,035	3,520	4,003	15%	1%
Interest expense	(498)	(507)	(541)	(2)%	(8)%
Net revenues	3,537	3,013	3,462	17%	2%
Non-interest expenses:
Compensation, commissions and benefits	2,272	1,921	2,159	18%	5%
Non-compensation expenses:
Communications and information processing	178	150	181	19%	(2)%
Occupancy and equipment	73	72	76	1%	(4)%
Business development	68	61	64	11%	6%
Investment sub-advisory fees	53	40	50	33%	6%
Professional fees	34	32	47	6%	(28)%
Bank loan provision for credit losses	—	12	22	NM	NM
Other	110	95	103	16%	7%
Total non-compensation expenses	516	462	543	12%	(5)%
Total non-interest expenses	2,788	2,383	2,702	17%	3%
Pre-tax income	749	630	760	19%	(1)%
Provision for income taxes	149	132	158	13%	(6)%
Net income	600	498	602	20%	—%
Preferred stock dividends	1	1	1	—%	—%
Net income available to common shareholders	$599	$497	$601	21%	—%

Earnings per common share – basic (4)	$2.94	$2.38	$2.93	24%	—%
Earnings per common share – diluted (4)	$2.86	$2.32	$2.86	23%	—%
Weighted-average common shares outstanding – basic	203.7	208.6	204.7	(2)%	—%
Weighted-average common and common equivalent shares outstanding – diluted	209.2	213.8	210.1	(2)%	—%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal First Quarter of 2025	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	December 31, 2024		December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Total assets	$82,282		$80,130	$82,992	3%	(1)%
Total common equity attributable to Raymond James Financial, Inc.	$11,844		$10,711	$11,594	11%	2%
Book value per share (8)	$57.89		$51.32	$57.03	13%	2%
Tangible book value per share (1) (8)	$49.49		$42.81	$48.43	16%	2%

Capital ratios:
Tier 1 leverage	13.0%	(3)	12.1%	12.8%
Tier 1 capital	23.7%	(3)	21.6%	22.8%
Common equity tier 1	23.5%	(3)	21.5%	22.6%
Total capital	25.0%	(3)	23.0%	24.1%

	As of			% change from
Client asset metrics ($ in billions)	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Client assets under administration	$1,557.5	$1,370.6	$1,571.1	14%	(1)%
Private Client Group assets under administration	$1,491.8	$1,310.5	$1,507.0	14%	(1)%
Private Client Group assets in fee-based accounts	$876.6	$746.6	$875.2	17%	—%
Financial assets under management	$243.9	$215.0	$244.8	13%	—%

	Three months ended
Net new assets metrics ($ in millions)	December 31, 2024	December 31, 2023	September 30, 2024
Domestic Private Client Group net new assets (2)	$14,020	$21,575	$12,969
Domestic Private Client Group net new assets growth — annualized (2)	4.0%	7.8%	4.0%

	As of			% change from
Clients’ domestic cash sweep and Enhanced Savings Program balances ($ in millions)	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Raymond James Bank Deposit Program (“RJBDP”): (9)
Bank segment	$23,946	$23,912	$23,978	—%	—%
Third-party banks	20,341	17,820	18,226	14%	12%
Subtotal RJBDP	44,287	41,732	42,204	6%	5%
Client Interest Program	1,664	1,765	1,653	(6)%	1%
Total clients’ domestic cash sweep balances	45,951	43,497	43,857	6%	5%
Enhanced Savings Program (“ESP”) (10)	13,785	14,476	14,018	(5)%	(2)%
Total clients’ domestic cash sweep and ESP balances	$59,736	$57,973	$57,875	3%	3%

Net interest income and RJBDP fees ($ in millions)	Three months ended			% change from
	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Net interest income and RJBDP fees (third-party banks)	$673	$698	$678	(4)%	(1)%
Average yield on RJBDP - third-party banks (11)	3.12%	3.66%	3.34%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal First Quarter of 2025	(Unaudited)

The following tables present our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

	Three months ended
	December 31, 2024			December 31, 2023			September 30, 2024
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
	INTEREST-EARNING ASSETS
Bank segment
Cash and cash equivalents	$6,453	$76	4.65%	$5,760	$79	5.41%	$5,680	$75	5.29%
Available-for-sale securities	8,753	49	2.26%	10,333	56	2.16%	9,208	53	2.27%
Loans held for sale and investment: (12)
Loans held for investment:
Securities-based loans (“SBL”) (13)	16,485	270	6.40%	14,587	266	7.16%	15,832	283	7.01%
Commercial and industrial (“C&I”) loans	10,128	178	6.88%	10,472	203	7.60%	9,877	187	7.45%
Commercial real estate (“CRE”) loans	7,641	135	6.92%	7,245	141	7.61%	7,607	145	7.47%
Real estate investment trust (“REIT”) loans	1,653	31	7.35%	1,694	34	7.76%	1,800	36	7.73%
Residential mortgage loans	9,536	91	3.82%	8,799	77	3.48%	9,355	89	3.76%
Tax-exempt loans (14)	1,305	9	3.36%	1,481	10	3.27%	1,381	9	3.35%
Loans held for sale	212	4	7.22%	140	3	8.86%	237	6	8.52%
Total loans held for sale and investment	46,960	718	6.02%	44,418	734	6.51%	46,089	755	6.45%
All other interest-earning assets	243	4	5.81%	237	3	5.98%	252	4	5.97%
Interest-earning assets — Bank segment	$62,409	$847	5.35%	$60,748	$872	5.66%	$61,229	$887	5.71%
All other segments
Cash and cash equivalents	$4,056	$48	4.72%	$3,469	$53	6.07%	$3,579	$53	5.85%
Assets segregated for regulatory purposes and restricted cash	3,648	42	4.55%	3,623	47	5.13%	3,423	43	4.96%
Trading assets — debt securities	1,395	19	5.41%	1,100	15	5.57%	1,344	19	5.49%
Brokerage client receivables	2,407	45	7.35%	2,138	45	8.39%	2,351	47	8.03%
All other interest-earning assets	2,579	26	3.93%	1,936	21	3.92%	2,421	24	4.21%
Interest-earning assets — all other segments	$14,085	$180	5.05%	$12,266	$181	5.81%	$13,118	$186	5.67%
Total interest-earning assets	$76,494	$1,027	5.29%	$73,014	$1,053	5.69%	$74,347	$1,073	5.70%

	INTEREST-BEARING LIABILITIES
Bank Segment
Bank deposits:
Money market and savings accounts (9)	$32,548	$168	2.05%	$32,001	$160	1.99%	$31,697	$184	2.31%
Interest-bearing demand deposits (10)	20,921	229	4.34%	19,565	244	4.97%	20,559	254	4.91%
Certificates of deposit	2,452	28	4.59%	2,757	32	4.56%	2,606	31	4.74%
Total bank deposits (15)	55,921	425	3.02%	54,323	436	3.19%	54,862	469	3.40%
Federal Home Loan Bank (“FHLB”) advances and all other interest-bearing liabilities	1,091	8	2.69%	1,231	10	3.03%	1,071	7	2.40%
Interest-bearing liabilities — Bank segment	$57,012	$433	3.01%	$55,554	$446	3.19%	$55,933	$476	3.38%
All other segments
Trading liabilities — debt securities	$859	$11	5.07%	$756	$11	5.66%	$879	$11	5.01%
Brokerage client payables	4,771	20	1.65%	4,668	20	1.72%	4,573	20	1.77%
Senior notes payable	2,040	23	4.50%	2,039	23	4.51%	2,040	23	4.48%
All other interest-bearing liabilities (15)	1,132	11	3.78%	980	7	2.96%	1,232	11	4.14%
Interest-bearing liabilities — all other segments	$8,802	$65	2.92%	$8,443	$61	2.89%	$8,724	$65	3.06%
Total interest-bearing liabilities	$65,814	$498	3.00%	$63,997	$507	3.15%	$64,657	$541	3.34%
Firmwide net interest income		$529			$546			$532
Net interest margin (net yield on interest-earning assets)
Bank segment			2.60%			2.74%			2.62%
Firmwide			2.74%			2.97%			2.85%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2025	(Unaudited)

	Three months ended			% change from
$ in millions	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Net revenues:
Private Client Group	$2,548	$2,226	$2,476	14%	3%
Capital Markets	480	338	483	42%	(1)%
Asset Management	294	235	275	25%	7%
Bank	425	441	433	(4)%	(2)%
Other (16)	12	26	28	(54)%	(57)%
Intersegment eliminations	(222)	(253)	(233)	(12)%	(5)%
Total net revenues	$3,537	$3,013	$3,462	17%	2%

Pre-tax income/(loss):
Private Client Group	$462	$439	$461	5%	—%
Capital Markets	74	3	95	2,367%	(22)%
Asset Management	125	93	116	34%	8%
Bank	118	92	98	28%	20%
Other (16)	(30)	3	(10)	NM	(200)%
Pre-tax income	$749	$630	$760	19%	(1)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2025	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Revenues:
Asset management and related administrative fees	$1,476	$1,191	$1,408	24%	5%
Brokerage revenues:
Mutual and other fund products	152	136	148	12%	3%
Insurance and annuity products	118	125	137	(6)%	(14)%
Equities, exchange-traded funds (“ETFs”) and fixed income products	163	121	148	35%	10%
Total brokerage revenues	433	382	433	13%	—%
Account and service fees:
Mutual fund and annuity service fees	126	106	122	19%	3%
RJBDP fees: (9)
Bank segment	187	223	197	(16)%	(5)%
Third-party banks	144	152	146	(5)%	(1)%
Client account and other fees	70	65	69	8%	1%
Total account and service fees	527	546	534	(3)%	(1)%
Investment banking	8	11	9	(27)%	(11)%
Interest income (17)	126	118	119	7%	6%
All other	5	4	4	25%	25%
Total revenues	2,575	2,252	2,507	14%	3%
Interest expense	(27)	(26)	(31)	4%	(13)%
Net revenues	2,548	2,226	2,476	14%	3%
Non-interest expenses:
Financial advisor compensation and benefits	1,413	1,190	1,364	19%	4%
Administrative compensation and benefits	418	379	387	10%	8%
Total compensation, commissions and benefits	1,831	1,569	1,751	17%	5%
Non-compensation expenses	255	218	264	17%	(3)%
Total non-interest expenses	2,086	1,787	2,015	17%	4%
Pre-tax income	$462	$439	$461	5%	—%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2025	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Revenues:
Brokerage revenues:
Fixed income	$85	$102	$91	(17)%	(7)%
Equity	41	38	36	8%	14%
Total brokerage revenues	126	140	127	(10)%	(1)%
Investment banking:
Merger & acquisition and advisory	226	118	205	92%	10%
Equity underwriting	35	26	49	35%	(29)%
Debt underwriting	56	26	52	115%	8%
Total investment banking	317	170	306	86%	4%
Interest income	29	23	28	26%	4%
Affordable housing investments business revenues	29	23	43	26%	(33)%
All other	5	4	6	25%	(17)%
Total revenues	506	360	510	41%	(1)%
Interest expense	(26)	(22)	(27)	18%	(4)%
Net revenues	480	338	483	42%	(1)%
Non-interest expenses:
Compensation, commissions and benefits	301	238	281	26%	7%
Non-compensation expenses	105	97	107	8%	(2)%
Total non-interest expenses	406	335	388	21%	5%
Pre-tax income	$74	$3	$95	2,367%	(22)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2025	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Revenues:
Asset management and related administrative fees:
Managed programs	$189	$150	$176	26%	7%
Administration and other	93	74	87	26%	7%
Total asset management and related administrative fees	282	224	263	26%	7%
Account and service fees	6	6	6	—%	—%
All other	6	5	6	20%	—%
Net revenues	294	235	275	25%	7%
Non-interest expenses:
Compensation, commissions and benefits	58	53	56	9%	4%
Non-compensation expenses	111	89	103	25%	8%
Total non-interest expenses	169	142	159	19%	6%
Pre-tax income	$125	$93	$116	34%	8%

Bank

	Three months ended			% change from
$ in millions	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Revenues:
Interest income	$847	$872	$887	(3)%	(5)%
Interest expense	(433)	(446)	(476)	(3)%	(9)%
Net interest income	414	426	411	(3)%	1%
All other	11	15	22	(27)%	(50)%
Net revenues	425	441	433	(4)%	(2)%
Non-interest expenses:
Compensation and benefits	46	43	44	7%	5%
Non-compensation expenses:
Bank loan provision for credit losses	—	12	22	NM	NM
RJBDP fees to Private Client Group (9)	187	223	197	(16)%	(5)%
All other	74	71	72	4%	3%
Total non-compensation expenses	261	306	291	(15)%	(10)%
Total non-interest expenses	307	349	335	(12)%	(8)%
Pre-tax income	$118	$92	$98	28%	20%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2025	(Unaudited)

Other (16)

	Three months ended			% change from
$ in millions	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Revenues:
Interest income (17)	$34	$49	$53	(31)%	(36)%
All other	3	2	—	50%	NM
Total revenues	37	51	53	(27)%	(30)%
Interest expense	(25)	(25)	(25)	—%	—%
Net revenues	12	26	28	(54)%	(57)%
Non-interest expenses:
Compensation and benefits	36	17	26	112%	38%
All other	6	6	12	—%	(50)%
Total non-interest expenses	42	23	38	83%	11%
Pre-tax income/(loss)	$(30)	$3	$(10)	NM	(200)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Bank Segment Selected Key Metrics
Fiscal First Quarter of 2025	(Unaudited)

Bank Segment

	As of			% change from
$ in millions	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Total assets	$62,278	$61,517	$62,367	1%	—%

Bank loans, net	$47,164	$44,182	$45,994	7%	3%

Bank loan allowance for credit losses	$452	$479	$457	(6)%	(1)%
Bank loan allowance for credit losses as a % of total loans held for investment	0.95%	1.08%	0.99%
Bank loan allowance for credit losses on corporate loans as a % of corporate loans held for investment (18)	1.93%	2.06%	1.99%

Total nonperforming assets	$161	$164	$175	(2)%	(8)%
Nonperforming assets as a % of total assets	0.26%	0.27%	0.28%

Total criticized loans	$599	$472	$679	27%	(12)%
Criticized loans as a % of total loans held for investment	1.26%	1.06%	1.47%

Total bank deposits	$55,850	$55,393	$56,010	1%	—%

	Three months ended			% change from
$ in millions	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Net interest margin (net yield on interest-earning assets)	2.60%	2.74%	2.62%

Bank loan provision for credit losses	$—	$12	$22	NM	NM
Net charge-offs	$4	$8	$20	(50)%	(80)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2025	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provide useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

	Three months ended
$ in millions	December 31, 2024	December 31, 2023	September 30, 2024
Net income available to common shareholders	$599	$497	$601
Non-GAAP adjustments:
Expenses related to acquisitions:
Compensation, commissions and benefits (19)	8	11	9
Communications and information processing	—	—	1
Professional fees	1	1	1
Other:
Amortization of identifiable intangible assets (20)	11	11	11
All other acquisition-related expenses	—	—	3
Total “Other” expense	11	11	14
Total pre-tax impact of non-GAAP adjustments related to acquisitions	20	23	25
Tax effect of non-GAAP adjustments	(5)	(6)	(5)
Total non-GAAP adjustments, net of tax	15	17	20
Adjusted net income available to common shareholders (1)	$614	$514	$621

Pre-tax income	$749	$630	$760
Pre-tax impact of non-GAAP adjustments (as detailed above)	20	23	25
Adjusted pre-tax income (1)	$769	$653	$785

Compensation, commissions and benefits expense	$2,272	$1,921	$2,159
Less: Acquisition-related retention (19)	8	11	9
Adjusted “Compensation, commissions and benefits” expense (1)	$2,264	$1,910	$2,150

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2025	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended
	December 31, 2024	December 31, 2023	September 30, 2024
Pre-tax margin (6)	21.2%	20.9%	22.0%
Impact of non-GAAP adjustments on pre-tax margin:
Expenses related to acquisitions:
Compensation, commissions and benefits (19)	0.2%	0.4%	0.3%
Communications and information processing	—%	—%	—%
Professional fees	—%	—%	—%
Other:
Amortization of identifiable intangible assets (20)	0.3%	0.4%	0.3%
All other acquisition-related expenses	—%	—%	0.1%
Total “Other” expense	0.3%	0.4%	0.4%
Total pre-tax impact of non-GAAP adjustments related to acquisitions	0.5%	0.8%	0.7%
Adjusted pre-tax margin (1) (6)	21.7%	21.7%	22.7%

Total compensation ratio (7)	64.2%	63.8%	62.4%
Less the impact of non-GAAP adjustments on compensation ratio:
Acquisition-related retention (19)	0.2%	0.4%	0.3%
Adjusted total compensation ratio (1) (7)	64.0%	63.4%	62.1%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2025	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended
Earnings per common share (4)	December 31, 2024	December 31, 2023	September 30, 2024
Basic	$2.94	$2.38	$2.93
Impact of non-GAAP adjustments on basic earnings per common share:
Expenses related to acquisitions:
Compensation, commissions and benefits (19)	0.04	0.05	0.04
Communications and information processing	—	—	—
Professional fees	—	0.01	0.01
Other:
Amortization of identifiable intangible assets (20)	0.05	0.05	0.05
All other acquisition-related expenses	—	—	0.02
Total “Other” expense	0.05	0.05	0.07
Total pre-tax impact of non-GAAP adjustments related to acquisitions	0.09	0.11	0.12
Tax effect of non-GAAP adjustments	(0.02)	(0.03)	(0.02)
Total non-GAAP adjustments, net of tax	0.07	0.08	0.10
Adjusted basic (1)	$3.01	$2.46	$3.03

Diluted	$2.86	$2.32	$2.86
Impact of non-GAAP adjustments on diluted earnings per common share:
Expenses related to acquisitions:
Compensation, commissions and benefits (19)	0.04	0.05	0.04
Communications and information processing	—	—	—
Professional fees	—	0.01	—
Other:
Amortization of identifiable intangible assets (20)	0.05	0.05	0.05
All other acquisition-related expenses	—	—	0.02
Total “Other” expense	0.05	0.05	0.07
Total pre-tax impact of non-GAAP adjustments related to acquisitions	0.09	0.11	0.11
Tax effect of non-GAAP adjustments	(0.02)	(0.03)	(0.02)
Total non-GAAP adjustments, net of tax	0.07	0.08	0.09
Adjusted diluted (1)	$2.93	$2.40	$2.95
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2025	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	December 31, 2024	December 31, 2023	September 30, 2024
Total common equity attributable to Raymond James Financial, Inc.	$11,844	$10,711	$11,594
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	1,858	1,908	1,886
Deferred tax liabilities related to goodwill and identifiable intangible assets, net	(139)	(132)	(138)
Tangible common equity attributable to Raymond James Financial, Inc. (1)	$10,125	$8,935	$9,846
Common shares outstanding	204.6	208.7	203.3
Book value per share (8)	$57.89	$51.32	$57.03
Tangible book value per share (1) (8)	$49.49	$42.81	$48.43

Return on common equity	Three months ended
$ in millions	December 31, 2024	December 31, 2023	September 30, 2024
Average common equity (21)	$11,719	$10,423	$11,356
Impact of non-GAAP adjustments on average common equity:
Expenses related to acquisitions:
Compensation, commissions and benefits (19)	4	6	5
Communications and information processing	—	—	—
Professional fees	1	—	1
Other:
Amortization of identifiable intangible assets (20)	6	6	6
All other acquisition-related expenses	—	—	1
Total “Other” expense	6	6	7
Total pre-tax impact of non-GAAP adjustments related to acquisitions	11	12	13
Tax effect of non-GAAP adjustments	(3)	(3)	(3)
Total non-GAAP adjustments, net of tax	8	9	10
Adjusted average common equity (1) (21)	$11,727	$10,432	$11,366

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2025	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended
$ in millions	December 31, 2024	December 31, 2023	September 30, 2024
Average common equity (21)	$11,719	$10,423	$11,356
Less:
Average goodwill and identifiable intangible assets, net	1,872	1,908	1,885
Average deferred tax liabilities related to goodwill and identifiable intangible assets, net	(139)	(132)	(137)
Average tangible common equity (1) (21)	$9,986	$8,647	$9,608
Impact of non-GAAP adjustments on average tangible common equity:
Expenses related to acquisitions:
Compensation, commissions and benefits (19)	4	6	5
Communications and information processing	—	—	—
Professional fees	1	—	1
Other:
Amortization of identifiable intangible assets (20)	6	6	6
All other acquisition-related expenses	—	—	1
Total “Other” expense	6	6	7
Total pre-tax impact of non-GAAP adjustments related to acquisitions	11	12	13
Tax effect of non-GAAP adjustments	(3)	(3)	(3)
Total non-GAAP adjustments, net of tax	8	9	10
Adjusted average tangible common equity (1) (21)	$9,994	$8,656	$9,618

Return on common equity (5)	20.4%	19.1%	21.2%
Adjusted return on common equity (1) (5)	20.9%	19.7%	21.9%
Return on tangible common equity (1) (5)	24.0%	23.0%	25.0%
Adjusted return on tangible common equity (1) (5)	24.6%	23.8%	25.8%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2025                                 Footnotes

(1)	These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

(2)
Domestic Private Client Group net new assets represents domestic Private Client Group client inflows, including dividends and interest, less domestic Private Client Group client outflows, including commissions, advisory fees, and other fees. The domestic Private Client Group net new asset growth — annualized percentage is based on the beginning domestic Private Client Group assets under administration balance for the indicated period.

(3)	Estimated.

(4)
Earnings per common share is computed by dividing net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period. The allocations of earnings and dividends to participating securities were $1 million for each of the three months ended December 31, 2024, December 31, 2023, and September 30, 2024.

(5)	Return on common equity is computed by dividing annualized net income available to common shareholders by average common equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income available to common shareholders by average tangible common equity for each respective period. Adjusted return on common equity is computed by dividing annualized adjusted net income available to common shareholders by adjusted average common equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income available to common shareholders by adjusted average tangible common equity for each respective period. Tangible common equity is defined as total common equity attributable to Raymond James Financial, Inc. less goodwill and identifiable intangible assets, net of related deferred taxes.

(6)	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

(7)	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period or, in the case of adjusted total compensation ratio, computed by dividing adjusted compensation, commissions and benefits expense by net revenues for each respective period.

(8)	Book value per share is computed by dividing total common equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period.

(9)
We earn fees from the RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at our Bank segment, as well as various third-party banks. RJBDP balances swept to our Bank segment are reflected in Bank deposits on our Consolidated Statement of Financial Condition and within money market and other savings accounts in our net interest disclosures in this release. RJBDP balances swept to third-party banks are not included in our Bank deposits on our Consolidated Statement of Financial Condition given those deposits are held by third-party banks. Fees earned from the RJBDP are included in “Account and service fees” on our Consolidated Statements of Income, and those fees earned by the Private Client Group segment on deposits held by our Bank segment are eliminated in consolidation.

(10)
Our Enhanced Savings Program is a deposit offering in which Private Client Group clients may deposit cash in a high-yield Raymond James Bank account. ESP balances held at Raymond James Bank as of the respective period end are reflected in Bank deposits on our Consolidated Statement of Financial Condition and the vast majority are included within interest-bearing demand deposits in our net interest disclosures in this release.

(11)	Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

(12)	Loans are presented net of unamortized purchase discounts or premiums, unearned income, deferred origination fees and costs, and charge-offs.

(13)	Securities-based loans included loans collateralized by the borrower’s marketable securities at advance rates consistent with industry standards and, to a lesser extent, the cash surrender value of life insurance policies. An insignificant portion of our securities-based loans portfolio is collateralized by private securities or other financial instruments with a limited trading market.

(14)	The average rate on tax-exempt loans is presented on a taxable-equivalent basis utilizing the applicable federal statutory rates for each respective period.

(15)
The average balance, interest expense, and average rate for “Total bank deposits” included amounts associated with affiliate deposits. Such amounts are eliminated in consolidation and are offset in “All other interest-bearing liabilities” under “All other segments.”

(16)
The Other segment includes interest income on certain corporate cash balances, the results of our private equity investments, which predominantly consist of investments in third-party funds, certain other corporate investing activity, and certain corporate overhead costs of RJF that are not allocated to other segments including the interest costs on our public debt, certain provisions for legal and regulatory matters, and certain acquisition-related expenses.

(17)	Effective October 1, 2024, we updated our methodology for allocating interest income on certain cash balances, resulting in a reduction in interest income in the Other segment and an increase in interest income in the PCG segment. Prior period segment results are unchanged.

(18)	Corporate loans included commercial and industrial loans, commercial real estate loans, and real estate investment trust loans.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2025                                 Footnotes

(19)
Includes acquisition-related compensation expenses primarily arising from equity and cash-based retention awards issued in conjunction with acquisitions in prior years. Such retention awards are generally contingent upon the post-closing continuation of service of certain associates who joined the firm as part of such acquisitions and are expensed over the requisite service period.

(20)	Amortization of identifiable intangible assets, which was included in “Other” expense, includes amortization of identifiable intangible assets arising from our acquisitions.

(21)	Average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. Adjusted average common equity is computed by adjusting for the impact on average common equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.